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                                                                   EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Digi International Inc. and Subsidiaries of our report dated December 8, 2000 relating to the financial statements and financial statement schedule of Digi International Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
November 28, 2001